FOR IMMEDIATE RELEASE

Alpha Reports Third Quarter 2022 Financial Results

•Posts net income from continuing operations of $251.8 million, or $14.21 per diluted share, for the quarter
•Reports third quarter Adjusted EBITDA of $294.9 million
•Generates quarterly operating cash flow of $497.0 million
•Announces 4.5 million tons of 2023 domestic sales commitments at an average price of $192.27 per ton
•Announces cumulative $452 million in buybacks through share repurchase program as of October 31, 2022
•Increases share buyback authorization to $1 billion from prior level of $600 million
•Announces one-time, special dividend of $5.00 per share
•Increases quarterly dividend amount to 41.8 cents per share

BRISTOL, Tenn., November 7, 2022 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported results for the third quarter ending September 30, 2022.

	(millions, except per share)
	Three months ended
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021
Net income(1)	$251.8	$575.4	$83.7
Net income(1) per diluted share	$14.21	$30.03	$4.43
Adjusted EBITDA(2)	$294.9	$694.5	$148.2
Operating cash flow(3)	$497.0	$465.9	$96.0
Capital expenditures	($33.3)	($41.9)	($22.3)
Tons of coal sold	4.1	4.3	4.7
__________________________________

1. From continuing operations.
2. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
3. Includes discontinued operations.

"Alpha's third quarter results represent another solid performance from our team," said David Stetson, Alpha's chair and chief executive officer. "Evident within this quarter's numbers is the natural impact of the coal indices' drop from their early-2022 historic highs. Even still, indices remain at levels that are considered very strong from a historical average perspective, and Alpha's nearly $300 million in Adjusted EBITDA for the quarter is likewise a strong showing for our company."

Stetson continued: "To further enhance our already-robust capital return efforts, I am pleased to announce that Alpha's board has approved a 400-million-dollar increase to the existing share repurchase authorization, bringing the total authorization to an impressive $1 billion. In addition, the board has increased the fixed dividend to 41.8 cents per share and approved a one-time, special dividend of five dollars per share in recognition of the extraordinarily positive performance of the Alpha team this year. We remain committed, as always, to prudently returning capital to shareholders."

Financial Performance

Alpha reported net income from continuing operations of $251.8 million, or $14.21 per diluted share, for the third quarter 2022. In the second quarter of 2022, the company had net income from continuing operations of $575.4 million, or $30.03 per diluted share.

For the third quarter, total Adjusted EBITDA was $294.9 million, compared to $694.5 million in the second quarter 2022.

Coal Revenues

	(millions)
	Three months ended
	Sept. 30, 2022	June 30, 2022
Met Segment	$840.6	$1,318.7
All Other	$27.2	$15.6

Met Segment (excl. freight & handling)(1)	$718.1	$1,162.1
All Other (excl. freight & handling)(1)	$27.2	$15.6

Tons Sold	(millions)
	Three months ended
	Sept. 30, 2022	June 30, 2022
Met Segment	3.9	4.1
All Other	0.2	0.3

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Sept. 30, 2022	June 30, 2022
Met Segment	$184.31	$286.95
All Other	$109.27	$61.41
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Third quarter net realized pricing for the Met segment was $184.31 per ton and net realization in the All Other category was $109.27. Met segment realizations for the third quarter, as compared to first half realizations, reflect the downward movement of coal indices off their historic highs in early 2022.

The table below provides a breakdown of our Met segment coal sold in the third quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Sept. 30, 2022
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.4	$299.2	$208.81	41%
Domestic	0.9	$189.2	$200.24	27%
Export - Australian Indexed	1.1	$184.8	$161.58	32%
Total Met Coal Revenues	3.5	$673.3	$191.17	100%
Thermal Coal Revenues	0.4	$44.8	$119.69
Total Met Segment Coal Revenues (excl. freight & handling)(1)	3.9	$718.1	$184.31
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Sept. 30, 2022	June 30, 2022
Cost of Coal Sales	$555.5	$625.9
Cost of Coal Sales (excl. freight & handling/idle)(1)	$425.4	$463.7

	(per ton)
Met Segment(1)	$104.86	$111.36
All Other(1)	$67.48	$49.90

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's third quarter Met segment cost of coal sales decreased to an average of $104.86 per ton, with reduced sales-related costs from royalties and severance taxes accounting for the drop from the second quarter level of $111.36. Cost of coal sales for the All Other category increased to $67.48 per ton in the third quarter 2022 against an average cost of $49.90 per ton in the second quarter 2022. The higher costs in third quarter are attributable to higher sales-related costs and the impacts of late-stage mining at our Slabcamp mine.

Liquidity and Capital Resources

Cash provided by operating activities in the third quarter increased to $497.0 million as compared to $465.9 million in the second quarter 2022. Cash provided by operating activities includes discontinued operations. Capital expenditures for the third quarter 2022 were $33.3 million compared to $41.9 million for the second quarter of 2022.

As of September 30, 2022, Alpha had $404.4 million in unrestricted cash and $150.8 million in restricted cash, deposits and investments. Total long-term debt, including the current portion of long-term debt as of September 30, 2022, was $4.7 million. At the end of the third quarter, the company had total liquidity of $495.5 million, including cash and cash equivalents of $404.4 million and $91.1 million of unused availability under the ABL. The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the maintenance of certain financial ratios. As of September 30, 2022, the company had no borrowings and $63.9 million in letters of credit outstanding under the ABL.

2023 Domestic Sales Commitments

On September 13, 2022, Alpha announced that the company has committed approximately 4.5 million tons of metallurgical coal to domestic customers for shipment in the calendar year 2023. Those 4.5 million tons are committed at an average price of $192.27 per ton.

"As we advance through our budgeting process to finalize our expectations for the coming year, we are pleased to have a firm foundation of 4.5 million tons of domestically-committed coal on which we can continue to build," said Andy Eidson, Alpha's president. "Our sales team continues to do an excellent job of working with new and longstanding customers, and we are taking a close look at the full scope of international opportunities available to Alpha in 2023. Together in coordination with our operations teams, we will round out our guidance projections and plans for 2023. We are optimistic about Alpha's outlook for next year and we will provide more detail around our 2023 expectations in the coming weeks."

Dividend Program
On November 4, 2022, Alpha's board of directors declared a quarterly cash dividend payment of $0.418 per share, increased from the prior level of $0.392 per share, which will become payable on January 3, 2023 for holders of record as of December 15, 2022. Alpha's board also declared a one-time, special dividend of $5.00 per share, also payable on January 3, 2023 for holders of record as of December 15, 2022.

Any decision to pay future cash dividends will be made by the board and depend on Alpha's future earnings and financial condition and other relevant factors.

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $600 million for the repurchase of the company's common stock. On November 4, Alpha's board increased this authorization by $400 million, bringing the total authorization to $1 billion. As of October 31, 2022, the company has acquired 3.1 million shares of common stock at a cost of $452 million, which has reduced the outstanding share count by roughly 14 percent from the time the program began. The number of common stock shares outstanding as of October 31, 2022 is 15,943,649.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

2022 Guidance

As of October 28, 2022, Alpha has committed and priced approximately 87% of its metallurgical coal within the Met segment at an average price of $243.30 per ton and 100% of thermal coal in the Met segment at an average expected price of $97.43 per ton. In the All Other category the company is 100% committed and priced at an average price of $77.69 per ton.

	2022 Guidance
in millions of tons	Low	High
Metallurgical	14.0	15.0
Thermal	1.0	1.4
Met Segment	15.0	16.4
All Other	0.6	0.8
Total Shipments	15.6	17.2

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$192.03
Metallurgical - Export		$265.02
Metallurgical Total	87%	$243.30
Thermal	100%	$97.43
Met Segment	89%	$228.76
All Other	100%	$77.69

Committed/Unpriced[1,3]	Committed
Metallurgical Total	13%
Thermal	—%
Met Segment	11%
All Other	—%

Costs per ton[4]	Low	High
Met Segment	$101.00	$107.00
All Other	$58.00	$62.00

In millions (except taxes)	Low	High
SG&A5	$55	$59
Idle Operations Expense	$30	$40
Cash Interest Expense	$18	$22
DD&A	$90	$110
Capital Expenditures	$160	$190
Tax Rate[6]	5%	15%
Notes:
1.Based on committed and priced coal shipments as of October 28, 2022. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.Rate assumes no further ownership change limitations on the usage of net operating losses.

Conference Call

The company plans to hold a conference call regarding its third quarter 2022 results on November 7, 2022, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures which either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” “non-GAAP coal margin,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results or liquidity presented in accordance with GAAP. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Coal revenues	$867,849	$647,129	$3,271,845	$1,426,039
Other revenues	1,919	1,712	6,299	4,330
Total revenues	869,768	648,841	3,278,144	1,430,369
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	555,502	488,169	1,736,711	1,182,360
Depreciation, depletion and amortization	27,925	24,519	83,690	80,261
Accretion on asset retirement obligations	5,921	6,674	17,822	19,970
Amortization of acquired intangibles, net	4,543	2,980	16,038	9,402
Asset impairment and restructuring	—	—	—	(561)
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	15,095	15,264	48,339	44,891
Total other operating loss (income):
Mark-to-market adjustment for acquisition-related obligations	(2,954)	11,676	10,615	18,009
Other expense (income)	2,713	(457)	569	(5,290)
Total costs and expenses	608,745	548,825	1,913,784	1,349,042
Income from operations	261,023	100,016	1,364,360	81,327
Other (expense) income:
Interest expense	(1,695)	(17,338)	(19,996)	(53,290)
Interest income	1,064	54	1,412	322
Equity loss in affiliates	(4,821)	(643)	(8,318)	(1,161)
Miscellaneous income, net	1,702	1,812	4,884	5,425
Total other expense, net	(3,750)	(16,115)	(22,018)	(48,704)
Income from continuing operations before income taxes	257,273	83,901	1,342,342	32,623
Income tax expense	(5,437)	(208)	(114,073)	(211)
Net income from continuing operations	251,836	83,693	1,228,269	32,412
Discontinued operations:
Income (loss) from discontinued operations before income taxes	1,273	(429)	(525)	(1,067)
Income tax (expense) benefit from discontinued operations	(292)	—	121	—
Income (loss) from discontinued operations	981	(429)	(404)	(1,067)
Net income	$252,817	$83,264	$1,227,865	$31,345

Basic income per common share:
Income from continuing operations	$14.71	$4.54	$68.16	$1.76

Income (loss) from discontinued operations	0.06	(0.03)	(0.02)	(0.06)
Net income	$14.77	$4.51	$68.14	$1.70

Diluted income per common share:
Income from continuing operations	$14.21	$4.43	$65.33	$1.73
Income (loss) from discontinued operations	0.06	(0.03)	(0.02)	(0.06)
Net income	$14.27	$4.40	$65.31	$1.67

Weighted average shares – basic	17,119,328	18,445,709	18,019,161	18,426,639
Weighted average shares – diluted	17,718,517	18,913,352	18,800,674	18,783,643

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$404,430	$81,211
Trade accounts receivable, net of allowance for doubtful accounts of $375 and $393 as of September 30, 2022 and December 31, 2021, respectively	487,352	489,241
Inventories, net	178,559	129,382
Prepaid expenses and other current assets	76,999	47,690
Current assets - discontinued operations	57	462
Total current assets	1,147,397	747,986
Property, plant, and equipment, net of accumulated depreciation and amortization of $497,149 and $443,856 as of September 30, 2022 and December 31, 2021, respectively	404,171	362,218
Owned and leased mineral rights, net of accumulated depletion and amortization of $73,446 and $52,444 as of September 30, 2022 and December 31, 2021, respectively	423,763	444,302
Other acquired intangibles, net of accumulated amortization of $50,259 and $34,221 as of September 30, 2022 and December 31, 2021, respectively	58,561	74,197
Long-term restricted investments	92,384	28,443
Long-term restricted cash	31,724	89,426
Other non-current assets	93,332	102,614
Non-current assets - discontinued operations	8,521	8,526
Total assets	$2,259,853	$1,857,712
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,711	$2,989
Trade accounts payable	101,584	90,090
Acquisition-related obligations – current	30,131	22,405
Accrued expenses and other current liabilities	203,902	174,607
Current liabilities - discontinued operations	4,014	5,838
Total current liabilities	341,342	295,929
Long-term debt	2,987	445,562
Acquisition-related obligations - long-term	—	19,000
Workers’ compensation and black lung obligations	200,827	208,193
Pension obligations	152,184	159,930
Asset retirement obligations	135,082	132,013
Deferred income taxes	11,723	317
Other non-current liabilities	20,794	26,176
Non-current liabilities - discontinued operations	23,245	23,683
Total liabilities	888,184	1,310,803
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 21.6 million issued and 16.3 million outstanding at September 30, 2022 and 20.8 million issued and 18.4 million outstanding at December 31, 2021	217	208
Additional paid-in capital	811,012	784,743
Accumulated other comprehensive loss	(60,886)	(58,503)
Treasury stock, at cost: 5.3 million shares at September 30, 2022 and 2.4 million shares at December 31, 2021	(521,094)	(107,800)
Retained earnings (accumulated deficit)	1,142,420	(71,739)
Total stockholders’ equity	1,371,669	546,909
Total liabilities and stockholders’ equity	$2,259,853	$1,857,712

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$1,227,865	$31,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	83,690	80,261
Amortization of acquired intangibles, net	16,038	9,402
Amortization of debt issuance costs and accretion of debt discount	7,757	9,351
Mark-to-market adjustment for acquisition-related obligations	10,615	18,009
Gain on disposal of assets	(2,607)	(5,342)
Accretion on asset retirement obligations	17,822	19,970
Employee benefit plans, net	1,312	6,685
Deferred income taxes	11,406	(1)
Stock-based compensation	4,103	4,351
Equity loss in affiliates	8,318	1,161
Other, net	432	(3,938)
Changes in operating assets and liabilities	(87,714)	(100,681)
Net cash provided by operating activities	1,299,037	70,573
Investing activities:
Capital expenditures	(103,351)	(60,386)
Proceeds on disposal of assets	3,010	7,471
Purchases of investment securities	(181,539)	(15,474)
Maturity of investment securities	117,380	10,508
Capital contributions to equity affiliates	(13,832)	(4,473)
Other, net	(4,232)	52
Net cash used in investing activities	(182,564)	(62,302)
Financing activities:
Repurchases of long-term debt	—	(18,415)
Principal repayments of long-term debt	(450,484)	(61,869)
Dividend and dividend equivalents paid	(6,807)	—
Common stock repurchases and related expenses	(391,166)	(786)
Proceeds from exercise of warrants	4,771	—
Other, net	(447)	(1,846)
Net cash used in financing activities	(844,133)	(82,916)
Net increase (decrease) in cash and cash equivalents and restricted cash	272,340	(74,645)
Cash and cash equivalents and restricted cash at beginning of period	182,614	244,571
Cash and cash equivalents and restricted cash at end of period	$454,954	$169,926

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of September 30,
	2022	2021
Cash and cash equivalents	$404,430	$78,283
Short-term restricted cash (included in Prepaid expenses and other current assets)	18,800	7,642
Long-term restricted cash	31,724	84,001
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$454,954	$169,926

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Nine Months Ended September 30,
	June 30, 2022	September 30, 2022	September 30, 2021	2022	2021
Net income from continuing operations	$575,429	$251,836	$83,693	$1,228,269	$32,412
Interest expense	5,218	1,695	17,338	19,996	53,290
Interest income	(164)	(1,064)	(54)	(1,412)	(322)
Income tax expense	69,012	5,437	208	114,073	211
Depreciation, depletion and amortization	27,730	27,925	24,519	83,690	80,261
Non-cash stock compensation expense	1,401	1,520	1,189	4,103	4,351
Mark-to-market adjustment - acquisition-related obligations	4,208	(2,954)	11,676	10,615	18,009
Accretion on asset retirement obligations	5,947	5,921	6,674	17,822	19,970
Asset impairment and restructuring	—	—	—	—	(561)
Amortization of acquired intangibles, net	5,747	4,543	2,980	16,038	9,402
Adjusted EBITDA	$694,528	$294,859	$148,223	$1,493,194	$217,023

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended June 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,318,661	$15,597	$1,334,258
Less: Freight and handling fulfillment revenues	(156,522)	—	(156,522)
Non-GAAP Coal revenues	$1,162,139	$15,597	$1,177,736
Tons sold	4,050	254	4,304
Non-GAAP Coal sales realization per ton	$286.95	$61.41	$273.64

Cost of coal sales (exclusive of items shown separately below)	$610,224	$15,668	$625,892
Depreciation, depletion and amortization - production (1)	27,202	250	27,452
Accretion on asset retirement obligations	3,390	2,557	5,947
Amortization of acquired intangibles, net	4,795	952	5,747
Total Cost of coal sales	$645,611	$19,427	$665,038
Less: Freight and handling costs	(156,522)	—	(156,522)
Less: Depreciation, depletion and amortization - production (1)	(27,202)	(250)	(27,452)
Less: Accretion on asset retirement obligations	(3,390)	(2,557)	(5,947)
Less: Amortization of acquired intangibles, net	(4,795)	(952)	(5,747)
Less: Idled and closed mine costs	(2,708)	(2,993)	(5,701)
Non-GAAP Cost of coal sales	$450,994	$12,675	$463,669
Tons sold	4,050	254	4,304
Non-GAAP Cost of coal sales per ton	$111.36	$49.90	$107.73
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,318,661	$15,597	$1,334,258
Less: Total Cost of coal sales (per table above)	(645,611)	(19,427)	(665,038)
GAAP Coal margin	$673,050	$(3,830)	$669,220
Tons sold	4,050	254	4,304
GAAP Coal margin per ton	$166.19	$(15.08)	$155.49

GAAP Coal margin	$673,050	$(3,830)	$669,220
Add: Depreciation, depletion and amortization - production (1)	27,202	250	27,452
Add: Accretion on asset retirement obligations	3,390	2,557	5,947
Add: Amortization of acquired intangibles, net	4,795	952	5,747
Add: Idled and closed mine costs	2,708	2,993	5,701
Non-GAAP Coal margin	$711,145	$2,922	$714,067
Tons sold	4,050	254	4,304
Non-GAAP Coal margin per ton	$175.59	$11.50	$165.91
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$840,638	$27,211	$867,849
Less: Freight and handling fulfillment revenues	(122,585)	(3)	(122,588)
Non-GAAP Coal revenues	$718,053	$27,208	$745,261
Tons sold	3,896	249	4,145
Non-GAAP Coal sales realization per ton	$184.31	$109.27	$179.80

Cost of coal sales (exclusive of items shown separately below)	$534,718	$20,784	$555,502
Depreciation, depletion and amortization - production (1)	26,747	906	27,653
Accretion on asset retirement obligations	3,390	2,531	5,921
Amortization of acquired intangibles, net	3,591	952	4,543
Total Cost of coal sales	$568,446	$25,173	$593,619
Less: Freight and handling costs	(122,585)	(3)	(122,588)
Less: Depreciation, depletion and amortization - production (1)	(26,747)	(906)	(27,653)
Less: Accretion on asset retirement obligations	(3,390)	(2,531)	(5,921)
Less: Amortization of acquired intangibles, net	(3,591)	(952)	(4,543)
Less: Idled and closed mine costs	(3,580)	(3,978)	(7,558)
Non-GAAP Cost of coal sales	$408,553	$16,803	$425,356
Tons sold	3,896	249	4,145
Non-GAAP Cost of coal sales per ton	$104.86	$67.48	$102.62
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$840,638	$27,211	$867,849
Less: Total Cost of coal sales (per table above)	(568,446)	(25,173)	(593,619)
GAAP Coal margin	$272,192	$2,038	$274,230
Tons sold	3,896	249	4,145
GAAP Coal margin per ton	$69.86	$8.18	$66.16

GAAP Coal margin	$272,192	$2,038	$274,230
Add: Depreciation, depletion and amortization - production (1)	26,747	906	27,653
Add: Accretion on asset retirement obligations	3,390	2,531	5,921
Add: Amortization of acquired intangibles, net	3,591	952	4,543
Add: Idled and closed mine costs	3,580	3,978	7,558
Non-GAAP Coal margin	$309,500	$10,405	$319,905
Tons sold	3,896	249	4,145
Non-GAAP Coal margin per ton	$79.44	$41.79	$77.18
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$625,387	$21,742	$647,129
Less: Freight and handling fulfillment revenues	(128,192)	(18)	(128,210)
Non-GAAP Coal revenues	$497,195	$21,724	$518,919
Tons sold	4,380	348	4,728
Non-GAAP Coal sales realization per ton	$113.51	$62.43	$109.75

Cost of coal sales (exclusive of items shown separately below)	$468,706	$19,463	$488,169
Depreciation, depletion and amortization - production (1)	23,181	1,160	24,341
Accretion on asset retirement obligations	3,408	3,266	6,674
Amortization of acquired intangibles, net	3,063	(83)	2,980
Total Cost of coal sales	$498,358	$23,806	$522,164
Less: Freight and handling costs	(128,192)	(18)	(128,210)
Less: Depreciation, depletion and amortization - production (1)	(23,181)	(1,160)	(24,341)
Less: Accretion on asset retirement obligations	(3,408)	(3,266)	(6,674)
Less: Amortization of acquired intangibles, net	(3,063)	83	(2,980)
Less: Idled and closed mine costs	(4,932)	(2,927)	(7,859)
Non-GAAP Cost of coal sales	$335,582	$16,518	$352,100
Tons sold	4,380	348	4,728
Non-GAAP Cost of coal sales per ton	$76.62	$47.47	$74.47
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$625,387	$21,742	$647,129
Less: Total Cost of coal sales (per table above)	(498,358)	(23,806)	(522,164)
GAAP Coal margin	$127,029	$(2,064)	$124,965
Tons sold	4,380	348	4,728
GAAP Coal margin per ton	$29.00	$(5.93)	$26.43

GAAP Coal margin	$127,029	$(2,064)	$124,965
Add: Depreciation, depletion and amortization - production (1)	23,181	1,160	24,341
Add: Accretion on asset retirement obligations	3,408	3,266	6,674
Add: Amortization of acquired intangibles, net	3,063	(83)	2,980
Add: Idled and closed mine costs	4,932	2,927	7,859
Non-GAAP Coal margin	$161,613	$5,206	$166,819
Tons sold	4,380	348	4,728
Non-GAAP Coal margin per ton	$36.90	$14.96	$35.28
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$3,213,639	$58,206	$3,271,845
Less: Freight and handling fulfillment revenues	(423,132)	(21)	(423,153)
Non-GAAP Coal revenues	$2,790,507	$58,185	$2,848,692
Tons sold	11,726	771	12,497
Non-GAAP Coal sales realization per ton	$237.98	$75.47	$227.95

Cost of coal sales (exclusive of items shown separately below)	$1,684,224	$52,487	$1,736,711
Depreciation, depletion and amortization - production (1)	81,009	1,953	82,962
Accretion on asset retirement obligations	10,178	7,644	17,822
Amortization of acquired intangibles, net	13,182	2,856	16,038
Total Cost of coal sales	$1,788,593	$64,940	$1,853,533
Less: Freight and handling costs	(423,132)	(21)	(423,153)
Less: Depreciation, depletion and amortization - production (1)	(81,009)	(1,953)	(82,962)
Less: Accretion on asset retirement obligations	(10,178)	(7,644)	(17,822)
Less: Amortization of acquired intangibles, net	(13,182)	(2,856)	(16,038)
Less: Idled and closed mine costs	(9,892)	(9,617)	(19,509)
Non-GAAP Cost of coal sales	$1,251,200	$42,849	$1,294,049
Tons sold	11,726	771	12,497
Non-GAAP Cost of coal sales per ton	$106.70	$55.58	$103.55
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$3,213,639	$58,206	$3,271,845
Less: Total Cost of coal sales (per table above)	(1,788,593)	(64,940)	(1,853,533)
GAAP Coal margin	$1,425,046	$(6,734)	$1,418,312
Tons sold	11,726	771	12,497
GAAP Coal margin per ton	$121.53	$(8.73)	$113.49

GAAP Coal margin	$1,425,046	$(6,734)	$1,418,312
Add: Depreciation, depletion and amortization - production (1)	81,009	1,953	82,962
Add: Accretion on asset retirement obligations	10,178	7,644	17,822
Add: Amortization of acquired intangibles, net	13,182	2,856	16,038
Add: Idled and closed mine costs	9,892	9,617	19,509
Non-GAAP Coal margin	$1,539,307	$15,336	$1,554,643
Tons sold	11,726	771	12,497
Non-GAAP Coal margin per ton	$131.27	$19.89	$124.40
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,362,119	$63,920	$1,426,039
Less: Freight and handling fulfillment revenues	(252,532)	(504)	(253,036)
Non-GAAP Coal revenues	$1,109,587	$63,416	$1,173,003
Tons sold	11,785	1,030	12,815
Non-GAAP Coal sales realization per ton	$94.15	$61.57	$91.53

Cost of coal sales (exclusive of items shown separately below)	$1,125,840	$56,520	$1,182,360
Depreciation, depletion and amortization - production (1)	75,403	4,321	79,724
Accretion on asset retirement obligations	10,170	9,800	19,970
Amortization of acquired intangibles, net	9,749	(347)	9,402
Total Cost of coal sales	$1,221,162	$70,294	$1,291,456
Less: Freight and handling costs	(252,532)	(504)	(253,036)
Less: Depreciation, depletion and amortization - production (1)	(75,403)	(4,321)	(79,724)
Less: Accretion on asset retirement obligations	(10,170)	(9,800)	(19,970)
Less: Amortization of acquired intangibles, net	(9,749)	347	(9,402)
Less: Idled and closed mine costs	(13,325)	(10,215)	(23,540)
Non-GAAP Cost of coal sales	$859,983	$45,801	$905,784
Tons sold	11,785	1,030	12,815
Non-GAAP Cost of coal sales per ton	$72.97	$44.47	$70.68
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,362,119	$63,920	$1,426,039
Less: Total Cost of coal sales (per table above)	(1,221,162)	(70,294)	(1,291,456)
GAAP Coal margin	$140,957	$(6,374)	$134,583
Tons sold	11,785	1,030	12,815
GAAP Coal margin per ton	$11.96	$(6.19)	$10.50

GAAP Coal margin	$140,957	$(6,374)	$134,583
Add: Depreciation, depletion and amortization - production (1)	75,403	4,321	79,724
Add: Accretion on asset retirement obligations	10,170	9,800	19,970
Add: Amortization of acquired intangibles, net	9,749	(347)	9,402
Add: Idled and closed mine costs	13,325	10,215	23,540
Non-GAAP Coal margin	$249,604	$17,615	$267,219
Tons sold	11,785	1,030	12,815
Non-GAAP Coal margin per ton	$21.18	$17.10	$20.85
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$450,994	$12,675	$463,669
Less: cost of purchased coal sold	(33,171)	—	(33,171)
Adjusted cost of produced coal sold	$417,823	$12,675	$430,498
Produced tons sold	3,929	254	4,183
Adjusted cost of produced coal sold per ton (1)	$106.34	$49.90	$102.92
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$408,553	$16,803	$425,356
Less: cost of purchased coal sold	(21,222)	—	(21,222)
Adjusted cost of produced coal sold	$387,331	$16,803	$404,134
Produced tons sold	3,795	249	4,044
Adjusted cost of produced coal sold per ton (1)	$102.06	$67.48	$99.93
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$335,582	$16,518	$352,100
Less: cost of purchased coal sold	(32,168)	—	(32,168)
Adjusted cost of produced coal sold	$303,414	$16,518	$319,932
Produced tons sold	4,107	348	4,455
Adjusted cost of produced coal sold per ton (1)	$73.88	$47.47	$71.81
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Nine Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$1,251,200	$42,849	$1,294,049
Less: cost of purchased coal sold	(82,235)	(37)	(82,272)
Adjusted cost of produced coal sold	$1,168,965	$42,812	$1,211,777
Produced tons sold	11,377	770	12,147
Adjusted cost of produced coal sold per ton (1)	$102.75	$55.60	$99.76
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Nine Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$859,983	$45,801	$905,784
Less: cost of purchased coal sold	(75,074)	—	(75,074)
Adjusted cost of produced coal sold	$784,909	$45,801	$830,710
Produced tons sold	11,028	1,030	12,058
Adjusted cost of produced coal sold per ton (1)	$71.17	$44.47	$68.89
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,433	$299,218	$208.81	41%
Domestic	945	189,224	$200.24	27%
Export - Australian indexed	1,144	184,848	$161.58	32%
Total Met segment - met coal	3,522	$673,290	$191.17	100%
Met segment - thermal coal	374	44,763	$119.69
Total Met segment Coal revenues	3,896	718,053	$184.31
All Other Coal revenues	249	27,208	$109.27
Non-GAAP Coal revenues	4,145	$745,261	$179.80
Add: Freight and handling fulfillment revenues	—	122,588
Coal revenues	4,145	$867,849